INDIANA MERCHANT PLANTS - EXHIBIT E



Whiting Clean Energy
Whiting, IN
(CC - 525 MW)
Calpine
Hammond, IN
(CC - 540 MW)
Acadia Bay
New Carlisle, IN
(SC - 90 MW &
CC - 540 MW)
DPL Energy
Poneto, IN
(SC -196 MW)
Duke Energy Vermillion
Cayuga, IN
(SC - 640 MW)
CinCap VII
Cadiz, IN
(SC - 135 MW)
DTE/IPL Georgetown
Indianapolis, IN
(SC - 320 MW)
Putnam Energy Center
Cloverdale, IN
(SC - 500 MW)
PSEG Morristown
Morristown, IN
(SC - 340 MW)
Sugar Creek Energy, LLC
West Terre Haute, IN
(CC - 1008 MW)
PSEG Global
Lawrenceburg, IN
(CC - 1150 MW)
Plant Delayed
Worthington Generation
Worthington, IN
(SC - 170 MW)
Wheatland Power Station
Wheatland, IN
(SC - 500 MW)
Duke Energy Knox
Wheatland, IN
(SC - 640 MW)
Plant Delayed
Cogentrix Energy
Bedford, IN
(CC - 800 MW)
St. Joseph
LaPorte
Lake
Porter
Elkhart
LaGrange
Steuben
Noble
DeKalb
Starke
Marshall
Jasper
Newton
Pulaski
Fulton
Kosicusko
Whitley
Allen
White
Cass
Miami
Wabash
Huntington
Wells
Adams
Benton
Carroll
Grant
Blackford
Jay
Warren
Tippecanoe
Howard
Clinton
Tipton
Madison
Delaware
Randolph
Fountain
Montgomery
Boone
Hamilton
Henry
Wayne
Vermillion
Parke
Putnam
Henricks
Marion
Hancock
Rush
Fayette
Union
Vigo
Clay
Morgan
Johnson
Shelby
Franklin
Owen
Decatur
Sullivan
Greene
Monroe
Brown
Barthomew
Ripley
Dearborne
Ohio
Jennings
Switzerland
Lawrence
Jackson
Jefferson
Knox
Daviess
Martin
Washington
Scott
Clark
Orange
Pike
Gibson
Dubois
Crawford
Floyd
Posey
Vanderburgh
Warrick
Spencer
Perry
Harrison
KEY
Petitions Pending (0 MW)
Plants Approved (3450 MW)
In Operation (4644MW)
Gas Lines
Electricity Lines (230,000 Volt Lines & Above)
All plants are natural gas fired except for 1 waste coal and 1 biomass fueled.
SC = Simple Cycle
CC = Combined Cycle
Prepared by the State Utility Forecasting Group, Purdue University, Nov., 2003